EXHIBIT  2.5

                                MERGER AGREEMENT

         MERGER AGREEMENT (the "Agreement"), dated as of November 30, 1999, by and among Approve,Net, Inc., a California corporation, (the "Company"), Kim Wilson, Jim Terhune and Vince Mazziotti, being the sole holders of all of the outstanding shares of capital stock of the Company (the "Stockholders"), and MerchantOnline.com, Inc., a Florida corporation ("Merchant").

                                    RECITALS:

         WHEREAS, the Company is engaged in the business of processing on-line credit card purchases; and

         WHEREAS, Merchant is also engaged in the business of processing on-line credit card purchases and desires to acquire all of the capital stock of the Company (the "Company Stock"); and

         WHEREAS, the parties hereto desire that the transaction be treated as a tax-free reorganization under Section 368 of the Internal Revenue Code.

         NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                   THE MERGER

         THE MERGER. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 1.2), the Company and Merchant shall consummate a merger (the "Merger") pursuant to which the Company shall be merged with and into Merchant in accordance with the relevant provisions of the California Corporations Code ("CCC") and the Florida Business Corporation Act ("FBCA"), the separate corporate existence of the Company (except as may be continued by operation of law) shall cease, and Merchant shall continue as the surviving corporation in the Merger (Merchant is sometimes referred to as the "Surviving Corporation").

         CLOSING AND EFFECTIVE TIME. The closing of the Merger (the "Closing") shall take place (i) at 10:00 a.m., local time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or, if permissible, waiver of all of the conditions set forth in Article VI hereof, and in any case no later than January 15, 2000, at the offices of Broad and Cassel, 7777 Glades Road, Boca Raton, Florida 33434, or (ii) at such other time and place as Merchant and the Company shall agree (the "Closing Date"). Immediately after completion of the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the CCC and the FBCA and shall make all other filings or recordings required under the CCC and the FBCA. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Florida Secretary of State and by the California Secretary of State, or such time as is agreed upon by the parties and specified in the Certificate of Merger, which shall be no later than two business days following the Closing Date, and such time is hereinafter referred to as the "Effective Time."

                                       1.
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         DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.  The directors and officers of Merchant at the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation, provided that the Stockholders shall have the right to nominate one director, which shall be endorsed by management to the shareholders of the Company, and Jim Terhune shall be elected a vice president of the Surviving Corporation. Tarek Kirschen, President of Merchant, in his individual capacity agrees to vote in favor of such nominee for a period of three years.

         CERTIFICATE OF INCORPORATION. On and after the Effective Time, the Certificate of Incorporation of Merchant in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

         BYLAWS. On and after the Effective Time, the bylaws of Merchant in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

         EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the CCC and the FBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Corporation.

         MERGER CONSIDERATION; CONVERSION AND CANCELLATION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Merchant, the Company or the holders of any of the Company's securities, each issued and outstanding share of common stock, par value $.001 per share, of the Company ("Company Stock") shall by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into the right to receive, upon surrender of the certificate formerly representing such share of Company Common Stock, 2,000,000 shares of Merchant Common Stock in the following amounts:

                  NAME                             SHARES

                  Kim Wilson                       770,000
                  Jim Terhune                      770,000
                  Vince Mazziotti                  460,000

         All such shares of Company Common Stock when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Company Stock representing any such shares of Company Stock shall cease to have any rights with respect thereto, except the right to receive the shares of Merchant Common Stock therefor upon the surrender of such certificate.

                                       2.
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          REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND STOCKHOLDER

         The Company (including its predecessor Charge Solutions LLC) and the Stockholders, jointly and severally, make the following representations and warranties to Merchant, each of which shall be deemed material (and Merchant, in executing, delivering, and consummating this Agreement, has relied and will rely upon the correctness and completeness of each of such representations and warranties notwithstanding any independent investigation):

         2.1 ORGANIZATION; GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns. The Company is duly qualified to transact business as a foreign corporation in good standing in each state or other jurisdiction in which its ownership or leasing of property or conduct of business requires such qualification. The copies of the charter documents of the Company attached hereto as
                  Schedule 2.1 are complete and correct copies of such instruments as presently in effect.

         2.2 CAPITALIZATION OF THE COMPANY. The authorized capital stock of the Company consists of 100,000 shares of common stock, of which 1,000 shares are issued and outstanding. All issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable. The Stockholders own 100% of the Company's capital stock, and such ownership by the Stockholders is free and clear of all liens, security interests and encumbrances. Upon delivery of the Company Stock in accordance with this Agreement, Merchant will receive good and marketable title to the Company Stock, free and clear of all security interests, liens and encumbrances. There are no outstanding (a) securities convertible into or exchangeable for the Company's capital stock; (b) options, warrants or other rights to purchase or subscribe to capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company; or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such options, warrants or rights.

         2.3 CORPORATE RECORD BOOKS. The corporate minute books of the Company have been made available to Merchant, are complete and correct and contain all of the proceedings of the Stockholders and directors of the Company.

         2.4 AUTHORIZATION, ETC. The Company has full corporate power and authority, and Stockholders have full power and authority, to enter into this Agreement and to carry out the transactions contemplated hereby. The Company has taken all action required by law, its charter documents, or otherwise to be taken by it to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement is a valid and binding agreement of the Company and Stockholders enforceable in accordance with its terms.

         2.5 NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the charter documents of the Company, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of the Company or Stockholders under, any agreement or commitment to which the Company or Stockholders are a party or by which the Company or the Stockholders are bound, or to which the property of the Company or Stockholders are subject, or violate any statute or law of any judgment, decree, order, regulation or rule of any court or governmental authority.

         2.6 FINANCIAL STATEMENTS. The Company has heretofore delivered to Merchant unaudited financial statements as of and for the year ended December 31, 1998 and the months ended September 30, 1999 for itself and its predecessor, Charge Solutions LLC (the "Financial Statements"). Such Financial Statements and the notes thereto are true, complete and accurate and fairly present the assets, liabilities, financial condition and results of operations of the Company as at the respective dates thereof, all in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

         2.7 NO UNDISCLOSED LIABILITIES; ETC. To the best of the Company's and Stockholders' knowledge, the Company has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully reflected or reserved against in the Financial Statements, except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the date thereof, and the reserves reflected in the Financial Statements are adequate, appropriate and reasonable.

         2.8 ACCOUNTS RECEIVABLE. All accounts receivable of the Company, whether reflected in the Financial Statements or otherwise, represent revenues actually made in the ordinary course of business, and are current and collectible net of any reserves shown on the Financial Statements (which reserves are adequate and were calculated consistent with part practice). Subject to such reserve, each of the accounts receivable either has been collected in full or will be collected in full, without any set-off, within 90 days after the day on which it became due and payable.

         2.9 ABSENCE OF CERTAIN CHANGES. Except that all cash or bank accounts will be transferred to Stockholders prior to the Merger, and to the extent set forth in Schedule 2.8, since the date of the Financial Statements, the Company has not:

                                       3.

                  2.9.1.1 Suffered any material adverse change in its working capital, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects;

                  2.9.1.2 Incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) except non-material items incurred in the ordinary course of business and consistent with past practice, none of which exceeds $10,000 (counting obligations or liabilities arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

                  2.9.1.3           Paid,  discharged  or  satisfied  any claim,
                                    liabilities   or   obligations    (absolute,
                                    accrued, contingent or otherwise) other than
                                    the payment,  discharge or  satisfaction  in
                                    the   ordinary   course  of   business   and
                                    consistent with past practice or liabilities
                                    and   obligations   reflected   or  reserved
                                    against  in  the  Financial   Statements  or
                                    incurred in the ordinary course of business and consistent with past practice since the date of the balance sheet included in the Financial Statements;

                  2.9.1.4 Permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except for liens for current taxes not yet due;

                  2.9.1.5          Become  aware  of any  fact or  event  which
                                    materially  adversely  affects or may in the
                                    future   materially   adversely  affect  the
                                    financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company;

                  2.9.1.6 Cancelled any debts, waived any claims or rights or substantial value or accepted a purchase order, quotation, arrangement or understanding for future sale of services of the Company which will not result in a profit to the Company;

                  2.9.1.7 Sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice; and

                  2.9.1.8 Agreed, whether in writing or otherwise, to take any action described in this Section.

         2.10 LITIGATION. There is no pending or threatened action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened against or involving the Company or Stockholders, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Company or Stockholders pursuant to this Agreement or in connection with the transactions contemplated hereby; nor is there any valid basis for any such action, proceeding or investigation. To the best knowledge of the Company and Stockholders, the Company is not in default under or in violation of, nor is there any valid basis for any claim of default under or violation of, any contract, commitment or restriction to which it is a party or by which it is bound. the Company is not in violation of, or in default with respect to, any law, rule, regulations, order, judgment, or decree; nor is the Company required to take any action in order to avoid such violation or default. the Company is not subject to any judgment, order or decree entered in any lawsuit or proceeding which may have an adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area.

         2.11 TITLE TO PROPERTIES; ENCUMBRANCES. The Company has good, valid and marketable title to all the properties and assets which it purports to own (real, personal and mixed, tangible and intangible), free and clear of all liens, mortgages, security interests, pledges, charges and encumbrances (the "Assets"). All Assets are free from defects (patent and latent), have been maintained in accordance with nominal industry practice, are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they presently are used.

         2.12 CONTRACTS AND COMMITMENTS. Schedule 2.12 contains a true, complete and accurate list of all contracts, agreements instruments, leases, licenses, arrangements, or understandings (whether written or oral) to which the Company is a party or by which any of its assets or properties are bound. All contracts, agreements, plans, leases, policies and licenses referred to in Schedule 2.12 are valid and in full force and effect, and true copies thereof have been heretofore made available to Merchant. Except as set forth in such Schedule
                  2.12 or in any other schedule to this Agreement or disclosed in the Financial Statements, the Company does not:

                  2.12.1.1 have any agreements, contracts, commitments or restrictions which are material to its business, operations or prospects or which require the making of any charitable contribution;

                  2.12.1.2 have any purchase contracts or commitments that continue for a period of more than 12 months and are in excess of the normal, ordinary and usual requirements of business or at any excessive price;

                  2.12.1.3 have any outstanding contracts with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than 30 days and without liability, penalty or premium or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings;

                                       4.

                  2.12.1.4 have any employment agreement, or any other agreement that contains any severance or termination pay liabilities or obligations;

                  2.12.1.5 have any agreement or contract in default, nor is there any basis for any valid claim of default under any contract made or obligation owed by it;

                  2.12.1.6 have any debt obligation for borrowed money, including guarantees of or agreements to acquire any such debt obligation of others; and

                  2.12.1.7          have any outstanding loan to any person.

         2.13 CONSENTS. Schedule 2.13 hereto sets forth a true and complete list of all consents of governmental and other regulatory agencies, foreign or domestic, and of other third parties required to be received by or on the part of the Company to enable it to enter into and carry out this Agreement. All such requisite consents have been, or prior to the Closing will have been, obtained.

         2.14 TAXES. The Company has duly filed all tax reports and returns required to be filed by it and has duly paid all taxes and other charges due or claimed to be due from it by federal, state, local or foreign taxing authorities (including, without limitation, those due in respect of the properties, income, franchises, licenses, sales or payrolls of any of them); and there are no tax liens upon any property or assets of the Company except liens for current taxes not yet due. No state of facts exists or has existed which would constitute ground for the assessment of any tax liability by the Internal Revenue Service. All tax returns filed by the Company are true, correct and complete. All taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental body or other person. There is no claim, audit, action, suit, proceeding or investigation with respect to taxes due or claimed to be due from the Company or any tax return filed or required to be filed by the Company pending or threatened against or with respect to the Company.

         2.15 EMPLOYEE BENEFIT PLANS. Except as set forth in Schedule 2.15, the Company does not have and none of its current or former employees are covered by, any bonus, deferred compensation, pension, profit-sharing, retirement, insurance, stock purchase, stock option or any other fringe benefit plan, arrangement or practice, other than standard medical insurance, or any other employee benefit plan, as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether formal or informal.

         2.16 INSURANCE. Schedule 2.16 sets forth a true and complete list and brief description of all policies of fire, liability and other forms of insurance held by the Company. Except as set forth in Schedule 2.16, such policies are valid, outstanding and enforceable policies, as to which premiums have been paid currently, are with reputable insurers believed by the Company to be financially sound and are consistent with the practices of similar concerns engaged in substantially similar operations as those currently conducted by the Company. Except as set forth in Schedule 2.16, neither the Company nor the Shareholder is aware of any state of facts or of the occurrence of any event that might reasonably (a) form the basis for any material claim against the Company not fully covered by insurance for liability on account of any express or implied warranty or tortious omission or commission, or (b) result in a material increase in insurance premiums.

         2.17 SALARY INFORMATION. Schedule 2.17 is a true and complete list of the names and current salary rates of and bonus commitments to all present employees of the Company.

         2.18 BROKERS. Except as set forth in Schedule 2.18, neither the Company nor any Stockholders has engaged, consented to or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement, and the Company and the Stockholders, jointly and severally, agree to indemnify Merchant against, and to hold it harmless from, any claim for brokerage or similar commissions or other compensation that may be made against Merchant by any third party in connection with the transactions contemplated hereby.

        2.19 ENVIRONMENTAL PROTECTION. The Company has obtained all permits, licenses and other authorizations which are required under federal, state and local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes. To the best of Stockholder's and the Company's knowledge, the Company is in full compliance with all terms and conditions of the required permits, licenses and authorizations, and is also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. The Company and the Stockholders are not aware of, nor has the Company received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste.

                                       5.

                   REPRESENTATIONS AND WARRANTIES OF MERCHANT

         Merchant represents and warrants to the Company and Stockholders as follows:

         3.1 CORPORATE ORGANIZATION; ETC. Merchant is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the power and authority to carry on its business as now being conducted and to own the properties and assets it now owns. Merchant is duly qualified to transact business as a foreign corporation in good standing in each state or other jurisdiction in which its ownership or leasing of property or conduct of business requires such qualification. The copies of Merchant's charter documents included in its SEC filings are complete and correct copies of such instruments as presently in effect.

         3.2 AUTHORIZATION, ETC. Merchant has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Merchant has taken all action required by law, its Certificate of Incorporation and Bylaws or otherwise to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, and this Agreement is a valid and binding agreement of Merchant enforceable in accordance with its terms.

         3.3 NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provisions of the Certificate of Incorporation or Bylaws of Merchant, or violate, or be in conflict with, or constitute a default under, or cause the acceleration of the maturity of any debt or obligation pursuant to, any agreement or commitment to which Merchant is a party or by which Merchant is bound, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

         3.4 CAPITALIZATION. The authorized capital stock of Merchant consists of 100,000,000 shares of Merchant Common Stock, of which 18,025,000 shares are outstanding and 25,000,000 shares of Merchant Preferred Stock, none of which are outstanding. All issued and outstanding shares of capital stock of Merchant are validly issued, fully paid and nonassessable. There are no outstanding (a) securities convertible into or exchangeable for Merchant's capital stock; (b) options, warrants or other rights to purchase or subscribe to capital stock of Merchant or securities convertible into or exchangeable for capital stock of Merchant; or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of Merchant, any such convertible or exchangeable securities or any such options, warrants or rights.

         3.5 CORPORATE RECORD BOOKS. The corporate minute books of the Company have been made available to Merchant, are complete and correct and contain all of the proceedings of Merchant's stockholders and directors.

         3.6 FINANCIAL STATEMENTS. Merchant has heretofore delivered to Stockholders audited financial statements as of and for the year ended October 31, 1998 and unaudited financial statements for the nine months ended July 31, 1999 (the "Financial Statements"). Such Financial Statements and the notes thereto are true, complete and accurate and fairly present the assets, liabilities, financial condition and results of operations of Merchant as at the respective dates thereof, all in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

         3.7 NO UNDISCLOSED LIABILITIES; ETC. To the best of its knowledge, Merchant has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully reflected or reserved against in the Financial Statements, except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the date thereof; and the reserves reflected in the Financial Statements are adequate, appropriate and reasonable.

         3.8 LITIGATION. There is no pending or threatened action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened against or involving Merchant, or which questions or challenges the validity of this Agreement or any action taken or to be taken by Merchant pursuant to this Agreement or in connection with the transactions contemplated hereby; nor is there any valid basis for any such action, proceeding or investigation. To the best of its knowledge, Merchant is not in default under or in violation of, nor is there any valid basis for any claim of default under or violation of, any contract, commitment or restriction to which it is a party or by which it is bound. Merchant is not in violation of, or in default with respect to, any law, rule, regulations, order, judgment, or decree; nor is Merchant required to take any action in order to avoid such violation or default. Merchant is not subject to any judgment, order or decree entered in any lawsuit or proceeding which may have an adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area.

         3.9 ABSENCE OF CERTAIN CHANGES. Except as and to the extent set forth in Schedule 3.9, since the date of the Financial Statements, Merchant has not:

                  3.9.1.1 Suffered any material adverse change in its working capital, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects;

                  3.9.1.2 Incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) except non-material items incurred in the ordinary course of business and consistent with past practice, none of which exceeds $10,000 (counting obligations or liabilities arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

                                       6.

                  3.9.1.3           Paid,  discharged  or  satisfied  any claim,
                                    liabilities   or   obligations    (absolute,
                                    accrued, contingent or otherwise) other than
                                    the payment,  discharge or  satisfaction  in
                                    the   ordinary   course  of   business   and
                                    consistent with past practice or liabilities
                                    and   obligations   reflected   or  reserved
                                    against  in  the  Financial   Statements  or
                                    incurred in the ordinary course of business and consistent with past practice since the date of the balance sheet included in the Financial Statements;

                  3.9.1.4 Permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except for liens for current taxes not yet due;

                  3.9.1.5 Become aware of any fact or event which materially adversely affects or may in the future materially adversely affect its financial condition, results of operations, business, properties, assets, liabilities, or future prospects;

                  3.9.1.6 Cancelled any debts, waived any claims or rights or substantial value or accepted a purchase order, quotation, arrangement or understanding for future sale of services of Merchant which will not result in a profit to Merchant;

                  3.9.1.7 Sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice; and

                  3.9.1.8 Agreed, whether in writing or otherwise, to take any action described in this Section.

         3.10 TITLE TO PROPERTIES; ENCUMBRANCES. Merchant has good, valid and marketable title to all the properties and assets which it purports to own (real, personal and mixed, tangible and intangible), free and clear of all liens, mortgages, security interests, pledges, charges and encumbrances (the "Assets"). All Assets are free from defects (patent and latent), have been maintained in accordance with nominal industry practice, are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they presently are used.

        3.11 CONSENTS. Schedule 3.11 hereto sets forth a true and complete list of all consents of governmental and other regulatory agencies, foreign or domestic, and of other third parties required to be received by or on the part of Merchant to enable it to enter into and carry out this Agreement. All such requisite consents have been, or prior to the Closing will have been, obtained.

        3.12 TAXES. Merchant has duly filed all tax reports and returns required to be filed by it and has duly paid all taxes and other charges due or claimed to be due from it by federal, state, local or foreign taxing authorities (including, without limitation, those due in respect of the properties, income, franchises, licenses, sales or payrolls of any of them); and there are no tax liens upon any property or assets of Merchant except liens for current taxes not yet due. No state of facts exists or has existed which would constitute ground for the assessment of any tax liability by the Internal Revenue Service. All tax returns filed by Merchant are true, correct and complete. All taxes that Merchant is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental body or other person. There is no claim, audit, action, suit, proceeding or investigation with respect to taxes due or claimed to be due from Merchant or any tax return filed or required to be filed by Merchant pending or threatened against or with respect to Merchant.

         3.13 BROKERS. Merchant has not engaged, consented to or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement, and Merchant agrees to indemnify Stockholders against, and to hold it harmless from, any claim for brokerage or similar commissions or other compensation that may be made against Stockholders by any third party in connection with the transactions contemplated hereby.

         3.14 ENVIRONMENTAL PROTECTION. Merchant has obtained all permits, licenses and other authorizations which are required under federal, state and local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes. To the best of its knowledge, Merchant is in full compliance with all terms and conditions of the required permits, licenses and authorizations, and is also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. Merchant is not aware of, nor has Merchant received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste.

                                       7.

                    COVENANTS OF THE COMPANY AND STOCKHOLDERS

         The Company and Stockholders hereby covenant and agree with Merchant:

         4.1 CONSENTS. The Company will obtain, prior to the Closing, all consents necessary, in the reasonable opinion of Merchant's counsel, to the consummation of the transactions contemplated hereby, including, without limitation, (i) the consent of each person holding a mortgage or lien on real property or personal property, owned or leased by the Company, to the Merger; (ii) the consent of each lessor of real or personal property leased by the Company to the assignment of the lessee's interest under the lease of such property to Merchant; (iii) the waivers of any outstanding right of first refusal; and (iv) use its best efforts to assist Merchant in obtaining all necessary approvals from any governmental agencies or departments as may be necessary or desirable in connection with the Merger. All such consents will be in writing and executed counterparts thereof will be delivered to Merchant prior to the Closing.

         4.2 SUPPLEMENTS TO SCHEDULES. From time to time prior to the Closing, the Stockholders and the Company will promptly supplement or amend any Schedule hereto with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in any such Schedule. No supplement or amendment of any such Schedule made pursuant to this Section shall be deemed to cure any breach of any representation of or warranty made in this Agreement unless Merchant specifically agrees thereto in writing.

         4.3 OTHER TRANSACTIONS. Neither the Company nor the Stockholders shall enter into any discussions concerning, or approve or recommend any merger, consolidation, disposition of all or substantially all of its business, properties or assets (other than pursuant to this Agreement), acquisition or other business combination, or proposal therefor, or furnish or cause to be furnished any information concerning the business, properties or assets of the Company to any party in connection with any the Company transaction involving the acquisition of the Company or all or any substantial part of its assets by any person other than Merchant.

          CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS

         Each and every obligation of the Company and Stockholders under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by the Company and Stockholder:

         5.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Merchant contained in Article 3 hereof, the
                  Schedules and in all certificates and other documents delivered and to be delivered by Merchant or its representatives pursuant hereto or in connection with the transactions contemplated hereby shall be in all material respects true and accurate as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement.

         5.2 PERFORMANCE. Merchant shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

         5.3 INVESTIGATIONS; ETC. No investigation of Merchant by the Company and Stockholder, nor the Schedules or any supplement thereto nor any other document delivered to the Company as contemplated by this Agreement, shall have revealed any facts or circumstances which, in the sole and exclusive judgment of the Stockholders, reflect in a material adverse way on the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects of Merchant.

         5.4 NO GOVERNMENTAL PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

         5.5 CONSENTS. The consents from third parties and government agencies required to consummate the transactions contemplated hereby shall have been obtained.

         5.6 NO INJUNCTION. On the Closing Date there shall be no injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby which Merchant deems unacceptable in its sole discretion.

         5.7 MATERIAL CHANGE. From the date of the Financial Statements to the Closing Date, Merchant shall not have suffered any unanticipated material adverse change (whether or not such change is referred to or described in any supplement to the Schedules) in its business, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations.

         5.8 EMPLOYMENT AGREEMENT. On or before the Closing Date, Merchant shall enter into a five-year Employment Agreement with Don Wilson, Jim Terhune and Vincent Mazziotti in the form of
                  Schedule 5.8 hereto (the "Employment Agreements").

         5.9 FUNDING. Prior to the Closing Date, Merchant shall provide written evidence of third-party funding of at least $1.5 million in cash, which funds are specifically reserved for expanding and funding the combined business of Merchant and the Company.

         5.10 ITEMS TO BE DELIVERED AT CLOSING BY MERCHANT. At the Closing, Merchant shall deliver to Stockholders

                  5.10.1.1 Certificates representing Merchant Common Stock and Merchant Preferred Stock; and

                  5.10.1.2 Certificate that the representations and warranties contained in Article 3 of this
                                    Agreement   are  true  and  correct  in  all
                                    material  respects  at and as of the Closing
                                    Date,   except   for   representations   and
                                    warranties specifically relating to a time or times other than the Closing Date, which shall be true and correct in all material respects at such time or times.

         5.11 BUDGET. The Company and Merchant shall have agreed to the budget and structure for the California Operations Center for 2000.

                                       8.

                      CONDITIONS TO OBLIGATIONS OF MERCHANT

         Each and every obligation of Merchant under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by Merchant:

         6.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties contained in Article 2 hereof, the Schedules and in all certificates and other documents delivered and to be delivered by the Company and Stockholders or its representatives pursuant hereto or in connection with the transactions contemplated hereby shall be true, complete and accurate as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement or changes which are not material in the aggregate.

         6.2 PERFORMANCE. The Company and Stockholders shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.

         6.3 INVESTIGATIONS; ETC. No investigation of the Company and Stockholders by Merchant, nor the Schedules or any supplement thereto nor any other document delivered to Merchant as contemplated by this Agreement, shall have revealed any facts or circumstances which, in the sole and exclusive judgment of Merchant, reflect in a material adverse way on the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects of the Company.

         6.4 CONSENTS. The consents from third parties and government agencies required to consummate the transactions contemplated hereby shall have been obtained.

         6.5 NO GOVERNMENT PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

         6.6 NO INJUNCTION. On the Closing Date there shall be no injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby which Merchant deems unacceptable in its sole discretion.

         6.7 MATERIAL CHANGE. From the date of the Financial Statements to the Closing Date, the Company shall not have suffered any unanticipated material adverse change (whether or not such change is referred to or described in any supplement to the Schedules) in its business, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations.

         6.8 EMPLOYMENT AGREEMENTS. On or before the Closing Date, Merchant shall enter into the Employment Agreements. On or before the Closing Date, the Company shall have made timely payment to all employees pursuant to their existing employment arrangements.


         6.9 MISCELLANEOUS CLOSING DOCUMENTS. At the Closing, the Company and Stockholders shall deliver to Merchant:

                  6.9.1.1 Certificates representing the Company Stock with a duly endorsed stock power; and

                  6.9.1.2 Certificate of the Company and Stockholders that the representations and warranties contained in Article 2 of this Agreement are true and correct in all material respects at and as of the Closing Date, except for representations and warranties specifically relating to a time or times other than the Closing Date, which shall be true and correct in all material respects at such time or times.

                                       9.

              CONDUCT OF THE COMPANY'S BUSINESS PENDING THE CLOSING

         Pending the Closing and except as otherwise expressly consented to or approved by Merchant in writing:

         7.1 CONDUCT OF BUSINESS. The Company will carry on its business diligently and substantially in the same manner as heretofore conducted, so that at the Closing no representation or warranty of the Company will be inaccurate, and no covenant or agreement of the Company will be breached. Except as otherwise required by Merchant in writing, until the Closing, the Company will use its best efforts to preserve its business, to keep available the services of its present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of the Company, and to preserve the good will of their suppliers, customers, and others having business relations with any of them. The Company's business structure and accounting systems shall not be modified in any material respect prior to the Closing Date.

         7.2 AMENDMENTS. No change or amendment shall be made in the charter documents of the Company.

         7.3 CAPITAL CHANGES; DIVIDENDS REDEMPTIONS. The Company will not issue or sell any additional shares of its capital stock or other securities, acquire directly or indirectly, by redemption or otherwise, any such shares or split-up any such capital stock, declare or pay any dividends thereon in cash, securities or other property or make any other distribution with respect thereto, or grant or enter into any options, warrants, calls or commitments of any kind with respect thereto.

         7.4 SUBSIDIARIES. The Company will not organize any new subsidiary, acquire any capital stock or other equity securities of any corporation, partnership, or other entity or acquire any equity or ownership interest in any business.

         7.5 ACCESS TO INFORMATION. The Company shall give to Merchant's officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to its business and shall permit them to consult with the officers, employees, accountants, counsel and agents of the Company for the purpose of making such investigation of the Company as Merchant shall desire to make, provided that such investigation shall not unreasonably interfere with the Company's business operations. Furthermore, the Company shall furnish to Merchant all such documents and copies of documents and records and information with respect to the affairs of the Business and copies of any working papers relating thereto as Merchant shall from time to time reasonably request and shall permit Merchant and its agents to make such physical inventories and inspections of the Company as Merchant may request from time to time.

         7.6      CERTAIN CHANGES.  The Company will not:

                  7.6.1.1           Borrow  or  agree  to  borrow  any  funds or
                                    incur,  or  assume  or  become  subject  to,
                                    whether  directly or by way of  guarantee or
                                    otherwise,   any   obligation  or  liability
                                    (absolute or contingent), except obligations and liabilities incurred in the ordinary course of business and consistent with past practice;

                  7.6.1.2 Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities or obligations reflected or reserved against in the Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of the Financial Statements;

                  7.6.1.3           Prepay   any   obligation   having  a  fixed
                                    maturity of more than 90 days from the date such obligation was issued or incurred;

                  7.6.1.4 Permit or allow any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien or encumbrance;

                  7.6.1.5 Write off as uncollectible any notes or accounts receivable except in the ordinary course of business;

                  7.6.1.6 Cancel any debts or waive any claims or rights of substantial value or sell, transfer, or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

                  7.6.1.7 Grant any general increase in the compensation of its officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employees;

                  7.6.1.8 Pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, the Stockholder, officers or any affiliates;

                  7.6.1.9 Agree, whether in writing or otherwise, to do any of the foregoing.

                                      10.

         7.7 CONTRACTS. No contract or commitment will be entered into, and no purchase of raw material or supplies and no sale of assets will be made, by or on behalf of the Company, except (a) normal contracts or commitments for the purchase of, and nominal purchases of, inventory or supplies, made in the ordinary course of business an consistent with past practice, and (b) other contracts, commitments, purchases or sales in the ordinary course of business and consistent with past practice not in excess of $10,000 in the aggregate.

         7.8 INSURANCE; PROPERTY. The Company shall adequately insure all property, real, personal and mixed, owned or leased by the Company, against all ordinary and insurable risks; and all such property shall be used, operated, maintained and repaired in a careful and reasonably efficient manner.

         7.9 NO DEFAULT. The Company shall not do any act or omit to do any act, or permit any action or omission to act, which will cause a breach of any material contract or commitment of the Company or which would cause the breach of any warranty made hereunder.

         7.10 COMPLIANCE WITH LAWS. The Company shall duly comply with all laws applicable to it and its properties, operations, business and employees.

         7.11 MATERIAL DEVELOPMENTS. The Company shall promptly notify Merchant of the occurrence of any and all events which have, or may have, a material effect upon the business or financial condition of the Company.

             SURVIVAL OF REPRESENTATIONS AND WARRANTIES; TERMINATION

         8.1 INVESTIGATIONS; SURVIVAL OF WARRANTIES. The representations, warranties and agreements of the Company, Stockholders and Merchant contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the Closing and not be deemed waived or otherwise affected by any investigation made by any party hereto.

         8.2 METHODS OF TERMINATION. The transactions contemplated herein may be terminated and/or abandoned at any time but not later than the Closing Date:

                  8.2.1.1 By mutual and joint consent of Merchant and the Stockholder; or

                  8.2.1.2           By   Merchant,   (i)  at  any  time  if  the
                                    representations   and   warranties   of  the
                                    Company  or the  Stockholders  contained  in
                                    Article  2  hereof  were  incorrect  in  any
                                    material respect when made or at any time thereafter, or (ii) upon written notice to the Company and the Stockholders given on the Closing Date if all of the conditions precedent to the obligations of Merchant set forth in this Agreement are not fulfilled; or

                  8.2.1.3 By Stockholders, (i) at any time if the representations and warranties of Merchant contained in Article 3 hereof were incorrect in any material respect when made or at any time thereafter, or (ii) upon written notice to Merchant given on the Closing Date if all of the conditions precedent to the obligations of the Company and the Stockholders set forth in this Agreement are not fulfilled.

                 8.2.1.4 By either party if the Closing does not occur by January 15, 2000.

         8.3 PROCEDURE UPON TERMINATION. In the event of termination and abandonment by Merchant pursuant to Section 8.2 hereof, notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated and/or abandoned, without further action by Merchant or Stockholders. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

                  8.3.1.1 Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

                  8.3.1.2 All confidential information received by any party hereto with respect to the business of any other party shall be treated in accordance with Section 12.9 hereof;

                  8.3.1.3 No party hereto shall have any liability or further obligation to any other party to this Agreement except as stated in subparagraphs (a) and (b) and (c) of this
                                    Section 8.3 other than liability for damages
                                    resulting    from     representations    and
                                    warranties being inaccurate when made.

                                      11.

                                 INDEMNIFICATION

         9.1 INDEMNIFICATION BY STOCKHOLDERS. Merchant and its officers, directors, employees, shareholders, representatives and agents shall be indemnified and held harmless by the Company and the Stockholder,s jointly and severally, at all times after the date of this Agreement, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the fees and expenses of counsel) resulting from, or in respect of, any of the following:

                  9.1.1.1 Any misrepresentation, breach of warranty, or non-fulfillment of any obligation on the part of the Company or the Stockholders under this Agreement, any document relating thereto or contained in any schedule or
                                    exhibit  to  this   Agreement  or  from  any
                                    misrepresentation  in or  omission  from any
                                    certificate,  schedule,  other  agreement or
                                    instrument    by   the    Company   or   the
                                    Stockholders hereunder;

                  9.1.1.2 Any and all liabilities of the Company or Stockholders of any nature whether accrued, absolute, contingent or otherwise, and whether known or unknown, existing at the date of this Agreement, including, without limitation all liabilities for Taxes of the Company or the Stockholders attributable to the operations of the Company or the Stockholders for any period prior to the date of this Agreement, together with any interest or penalties thereon or related thereto. Any Taxes, penalties or interest attributable to the operations of the Company or the Stockholders payable as a result of an audit of any tax return shall be deemed to have accrued in the period to which such Taxes, penalties or interest are attributable;

                  9.1.1.3 All demands, assessments, judgments, costs and reasonable legal and other expenses arising from, or in connection with any of the foregoing.

         9.2 INDEMNIFICATION BY MERCHANT. The Stockholders and their representatives and agents shall be indemnified and held harmless by Merchant at all times after the date of this Agreement, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the fees and expenses of counsel) resulting from, or in respect of, any of the following:

                  9.2.1.1 Any misrepresentation, breach of warranty, or non-fulfillment of any obligation on the part of Merchant under this Agreement, any document relating thereto or contained in any schedule or exhibit to this Agreement or from any misrepresentation in or omission from any certificate, schedule, other agreement or instrument by Merchant hereunder;

                  9.2.1.2 Any and all liabilities of the Merchant of any nature whether accrued, absolute, contingent or otherwise, and whether known or unknown, existing at the date of this Agreement, including, without limitation all liabilities for Taxes of Merchant attributable to the operations of the Surviving Corporation for any period after the Effective Time, together with any interest or penalties thereon or related thereto. Any Taxes, penalties or interest attributable to Merchant's operations payable as a result of an audit of any tax return shall be deemed to have accrued in the period to which such Taxes, penalties or interest are attributable;

                  9.2.1.3 All demands, assessments, judgments, costs and reasonable legal and other expenses arising from, or in connection with any of the foregoing.

                            POST-CLOSING OBLIGATIONS

         10.1 FURTHER ASSURANCES The Company and the Stockholders covenant and agree with Merchant, its successors and assigns, that the Company and the Stockholders will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, any and all such further acts, instruments, papers and documents as may be necessary to carry out and effectuate the intent and purposes of this Agreement.

         10.2 PAYMENT OF LIABILITIES; DISCHARGE OF LIENS. All liabilities, obligations debts and commitments of the Company or the Stockholders arising outside the ordinary course of business of the Company for any period prior to the date of this Agreement shall be satisfied and discharged by the Stockholders as the same shall become due, including but not limited to all liabilities for taxes of the Company and the Stockholders.

         10.3 SEPARATE DIVISION. Merchant agrees that for a period of up to 90 days after the Effective Time, that it will keep the Company's business in a separate division or subsidiary, until such time as proper funding is received. If such funding is not received by the end of such 90-day period, the Stockholders shall have the right to rescind the Merger and receive back the business formerly conducted by the Company by providing prompt written notice to Merchant and returning to Merchant the 2,000,000 shares of Merchant Common Stock issued as the Merger Consideration.


                                      12.

                            MISCELLANEOUS PROVISIONS

         11.1 WAIVER OF COMPLIANCE. Any failure of the Company and Stockholders, on the one hand, or Merchant, on the other, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the President of Merchant or the Stockholders, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         11.2     NOTICES.   All   notices,    requests,   demands   and   other
                  communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or if mailed, certified or registered mail, return receipt requested, with postage prepaid or if delivered to an overnight courier that guarantees next-day delivery:

         (a)      If to the Company or Stockholders, to:

                                           Don Hughes
                                           Approve.net, Inc.
                                           8690 Aero Drive, Suite 312
                                           San Diego, CA  92123


                  with a copy to:          Wesley W. Lee
                                           Kolodny & Pressman, A.P.C.
                                           11975 El Camino Real, Suite 201
                                           San Diego, CA  92130

         or to such other person or address as the Company shall furnish to Merchant in writing.

         (b)      If to Merchant, to:      Tarek Kirschen
                                           MerchantOnline.com, Inc.
                                           1600 South Dixie Highway - Suite 300
                                           Boca Raton, FL  33432

                  with a copy to:          Michael D. Karsch, Esq.
                                           Broad and Cassel
                                           7777 Glades Road, Suite 300
                                           Boca Raton, Florida 33434

         or to such other person or address as Merchant shall furnish to the Company in writing.

         11.3 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Company without the prior written consent of Merchant.

         11.4 GOVERNING LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its conflicts of law doctrine.

                                       13.

         11.5 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.6 HEADINGS. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

         11.7 ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules hereto; and the other documents and certificates delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

         11.8 THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

         11.9 CONFIDENTIALITY. Merchant and Stockholders will hold and will cause its consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the other party furnished it by such other party or its representatives in connection with the transactions contemplated by this Agreement, including, without limitation, all letters of intent negotiated among and/or executed by the parties hereto and/or their affiliates, principals or related entities and any standstill agreements with respect thereto (except to the extent that such information can be shown to have been (i) previously known by the party to which it was furnished, or (ii) later lawfully acquired from other sources by the party to which it was furnished), and each party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information comes into the public domain through no fault of the party required to hold it in confidence, and such information shall not be used to the detriment of, or in relation to any investment in, the other party and all such documents (including copies thereof) shall be returned to the other party immediately upon the written request of such other party. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

         11.10 EXPENSES. If the Merger is consummated, Merchant shall pay the reasonable legal and accounting fees and expenses relating to the Merger.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


                                       APPROVE.NET, INC.


                                       By: /s/ JIM TERHUNE
                                          --------------------------------------
                                          Jim Terhune

                                       MERCHANTONLINE.COM, INC.



                                       By: /s/ TAREK KIRSCHEN
                                          --------------------------------------
                                          Tarek Kirschen, President


                                      STOCKHOLDERS


                                      /s/ KIM WILSON
                                      ------------------------------------------
                                      Kim Wilson


                                      /s/ JIM TERHUNE
                                      ------------------------------------------
                                      Jim Terhune


                                      /s/ VINCE MAZZIOTTI
                                      ------------------------------------------
                                      Vince Mazziotti


                                       14.